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                                                                EXHIBIT 10.4.12
[IBM Letterhead]


CONFIDENTIAL


Mr. Morris Taradalsky
NetObjects, Inc.
602 Galveston Drive
Redwood City, California 94063

Re:  Promotional Bundles

Dear Morris:

Reference is made to the NetObjects License Agreement, dated March 18, 1997, as amended, between NetObjects, Inc. ("NetObjects") and International Business Machines Corporation ("IBM"), (the "Agreement"). Capitalized terms used in this letter, and not otherwise defined, shall have the meaning give to them in the Agreement.

Pursuant to Section 3.5(A) of Exhibit B to the Agreement, IBM and NetObjects agreed to negotiate separate royalty arrangements for these promotional bundles of the Licensed Work. IBM and NetObjects wish to agree to the terms under which IBM will distribute ScriptBuilder version 2.0x ("ScriptBuilder") with IBM's WebSphere Application Server v1.0 ("WAS"). Except as modified by this letter, this promotional distribution will be subject to the terms and conditions of the Agreement, including the technical support obligations therein.

1. From June 30, 1998 though September 30, 1998 (the "Promotion Period"), IBM shall have the right to distribute ScriptBuilder under the terms and condition of the Agreement to each owner of WAS ("End Users") by making ScriptBuilder available to End Users on IBM's web site. To download ScriptBuilder, IBM shall require End Users to provide a password or other
     code from a coupon which IBM shall package with WAS.   Prior to downloading
     ScriptBuilder, each End User must accept the license terms attached hereto as EXHIBIT A. This license, which shall be provided by NetObjects, is intended to permit End Users to use one copy of ScriptBuilder for each license of WAS owned by such End User. Notwithstanding the forgoing, IBM's right under this letter shall be limited to distributions of ScriptBuilder to End Users who acquire retail, stand-alone versions of WAS.

2. Except for the marketing arrangements specified below, the rights granted to IBM herein to distribute ScriptBuilder shall be without charge to IBM or End Users, notwithstanding anything contrary in the Agreement.

3. NetObjects shall prominently feature the availability of ScriptBuilder with WAS on its web sites for NetObjects and ScriptBuilder.

4. In consideration for the rights granted to IBM herein, during the Promotion Period, IBM agrees to:


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     a.   Demonstrate ScriptBuilder as part of WAS demonstrations (sales, trade shows, press etc.) selected by IBM in its discretion;
     b. Include promotional brochure for ScriptBuilder in WAS packaging (except WAS packaging included in bundles), which brochure shall describe the features and benefits of ScriptBuilder and be produced by IBM from content provided by NetObjects;
     c. Refer to the promotional distribution of ScriptBuilder to End Users in IBM's press releases devoted exclusively to WAS and in press and analyst briefings devoted to WAS during PC Expo;
     d. Permit one NetObjects employee to be present in IBM's booth at PC Expo devoted to WAS for the purpose of answering questions concerning ScriptBuilder;
     e. Refer to ScriptBuilder and its features and benefits in "breakfasts", training programs, trade shows and other sales channel events devoted exclusively to WAS;
     f. Refer to the promotional distribution of ScriptBuilder to End Users in IBM's electronic and print advertising devoted exclusively to WAS (for example, an animated electronic banner should include the phrase:
          "Coupon for FREE copy of NetObjects ScriptBuilder");
     g. Refer to the promotional distribution of ScriptBuilder to End Users in IBM's web sites devoted exclusively to WAS and include a link to the NetObjects web site on such IBM web sites;
     h.   Contribute WAS-oriented content to the ScriptBuilder web site; and
     i. Provide NetObjects with a list of the names, addresses and electronic mail addresses of End Users downloading ScriptBuilder under the promotion distribution outlined herein based on data collected from the page of IBM's web site devoted to the promotional distribution of ScriptBuilder.

In the event of any conflict between the terms of this letter and the terms of the Agreement, the terms of this letter shall control with respect to the promotional distribution outlined herein.

Please sign below to indicate that the terms of this letter accurately reflect our agreement for this promotional distribution.

                                         ACKNOWLEDGED AND ACCEPTED
Sincerely,
                                              /s/ Morris Taradalsky
                                         --------------------------------------
 /s/ Patricia Staco                      NetObjects, Inc.
 Patricia Staco
 Contract Administrator                  Title:    EVP NetObjects
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                                         Date:     7/8/98
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